Exhibit 31.4
CERTIFICATIONS
I, Thomas J. McDonald, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of SkillSoft Public Limited Company;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Omitted;

4.	Omitted;

5.	Omitted.

Dated: December 16, 2009

/s/ Thomas J. McDonald
Thomas J. McDonald
Chief Financial Officer